Exhibit 99.1

INmune Bio, Inc. to Host Key Opinion Leader Webinar on Treatment Resistant Depression on Tuesday, September 29

LA JOLLA, Calif., Sept. 23, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announced that the Company will be hosting a Key Opinion Leader (KOL) webinar on the topic of treatment resistant depression (TRD) at 1:00p.m. ET on Tuesday, September 29, 2020. The webinar will discuss the role of neuroinflammation in TRD and will feature presentations by two highly-regarded thought leaders in the field: Charles Raison, M.D., professor in the department of psychiatry at the University of Wisconsin at Madison, and John E. Schneider, Ph.D., chief executive officer and principal of Avalon Health Economics.

INmune Bio has recently been awarded a $2.9 million Small Business Innovation Research (SBIR) grant (which will be disbursed to the Company in stages) from the National Institutes of Health (NIH) to support a Phase 2 study of its lead clinical candidate, XPro1595, in patients with TRD.   Management will provide an overview of the trial design.

To register and access the live webinar click here or use this link:

https://zoom.us/webinar/register/WN_jBsKRkSGSF2VThn6hh5V0A

Date: September 29, 2020

Time: 1:00 PM Eastern Time

Charles Raison, M.D., professor in the department of psychiatry at the University of Wisconsin at Madison

Dr. Raison is the Mary Sue and Mike Shannon Chair for Healthy Minds, Children & Families in the School of Human Ecology and a Professor in the Department of Psychiatry at the University of Wisconsin – Madison. Dr. Raison received his medical degree from Washington University in St Louis, Missouri, where he was elected to Alpha Omega Alpha and won the Missouri State Medical Association Award. He completed residency training at the UCLA Neuropsychiatric Institute and Hospital in Los Angeles. In addition to his medical training, Dr. Raison obtained his Masters of English from the University of Denver.

Dr. Raison has written and published more than 100 scientific papers as well 20 review papers and editorials. Chapters he has written have been featured in more than 30 books, and he has written two books, most recently “The New Mind-Body Science of Depression” published by WW Norton in 2017. Dr. Raison’s publications have been cited more than 14,000 times, with three publications having more than 1,000 citations. His H-index is 44. The recipient of several teaching awards, Dr. Raison has received research funding from the National Institute of Mental Health, National Center for Complementary and Alternative Medicine, and the Centers for Disease Control and Prevention. His visionary work focuses on the treatment of depression in response to illness and stress, translating neurobiological findings into novel interventions. In addition to his activities at University of Wisconsin-Madison, Dr. Raison is the mental health expert for CNN.com.

John E. Schneider, Ph.D., chief executive officer and founder of Avalon Health Economics

John E. Schneider is the CEO and founder of Avalon Health Economics. Dr. Schneider was one of the founding partners of the Health Economics Consulting Group, LLC (HECG), which formed in 2004. HECG merged with the UK-based Oxford Outcomes in 2009, and from 2009-2013 Dr. Schneider served as Senior Director of the U.S. health economics operations of Oxford Outcomes, which also included facilitating integration between Oxford Outcomes and ICON plc in 2011. He started Avalon Health Economics in 2013 by bringing together the consulting practices of several industry and academic colleagues, building on what he started with HECG in 2004. Prior to starting HECG, Dr. Schneider was on the faculty in the Department of Health Management and Policy and the Department of Economics at the University of Iowa.

His Ph.D. is in health services and policy analysis from the University of California, Berkeley, with a concentration in health economics. He has more than 25 years of experience studying economic and organizational aspects of the health care industry, including professional appointments at the Center for Health Economics Research (Waltham, MA; now part of RTI International), and the California Association of Health Plans (Sacramento, CA). Dr. Schneider has also served as a consultant to managed care organizations, state health departments, trade associations, medical device manufacturers, large pharmaceutical companies, and others. Some of his research has been published in Medical Care Research and Review, International Journal of Healthcare Finance and Economics, Tobacco Control, Health Economics Review, Health Affairs, Inquiry, Health Services Research, Review of Industrial Organization, International Journal of Technology Assessment in Health Care, American Journal of Medical Science, Prevention Science, and Health Care Financing Review. He is co-author of The Business of Health (AEI Press, 2006).

Disclaimer: Research reported in this publication was supported by the National Institute of Mental Health of the National Institutes of Health under Award Number R44MH125480. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.

About XPro1595

XPro1595 is a next-generation inhibitor of tumor necrosis factor (TNF) that acts differently than currently existing TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro1595 could have substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms. The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s and treatment resistant depression (XPro1595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, LIVNate, Quellor™ and INKmune are still in clinical trials or preparing to start clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. Our two platforms are beginning clinical trials and there cannot be any assurance of the success of these trials. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
DMoss@INmuneBio.com

Investor Contact:
Chuck Padala
LifeSci Advisors
(646) 627-8390
chuck@lifesciadvisors.com

Media Contact:
Meredith Sosulski, Ph.D.
LifeSci Communications
(929) 469-3851
msosulski@lifescicomms.com